SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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E-Com Technologies Corp.
(Name of Registrant as Specified in Charter)

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SCHEDULE 14C INFORMATION STATEMENT
Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended

E-Com Technologies Corp.
Suite 388 - 1281 West Georgia Street
Vancouver, British Columbia, Canada V6E 3J7

To the Stockholders of E-Com Technologies Corp.:

Notice is hereby given to holders of common stock (the "Common Stock") of E-Com Technologies Corp., a Nevada corporation (the "Company") that the Board of Directors have approved:

(i) the election of the following five (5) persons to the Board of Directors of the Company:

James Malish

Ron Jorgensen

Kyle Werier

R. Scott Irwin

Jeff Quennell

Each of the five (5) directors of the Company shall serve as directors for a term of one year commencing June 1, 2001 and expiring May 31, 2002 or until the election and acceptance of their duly qualified successors; and

(ii) the appointment of KPMG LLP as the Company's independent auditors for the ensuing year.

The foregoing actions will be approved, not less than twenty days following the mailing of this Information Statement to our Stockholders of record on the Record Date (as defined herein), by written consents in lieu of a meeting executed by the holders of a majority of the outstanding shares of common stock in accordance with the provisions of the Nevada Revised Statutes and the Company's By-laws. Accordingly, your consent is not required and is not being solicited in connection with the above.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors have fixed the close of business on May 15, 2001 as the record date (the "Record Date") for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about June 1, 2001 to all stockholders of record as of the Record Date.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE ELECTION OF DIRECTORS OF THE COMPANY AND THE APPOINTMENT OF INDEPENDENT AUDITORS.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THIS IS NOT AN OFFER TO PURCHASE YOUR SHARES.

Voting Securities

The Company is currently authorized to issue the following class of authorized voting securities:
Class	Number of Shares in Class Authorized To Be Issued	Number of Shares of Class Issued As Of Record Date[1]	Number of Votes Per Share
Common Shares	90,000,000	12,665,157	one

1. The Record Date for the purpose of giving notice to the shareholders has been established as May 31, 2001.

The corporate actions described in this Information Statement will be authorized by written consent of the holders of a majority of the Company's voting stock by a written consent not less than twenty days following the mailing of this Information Statement to the Stockholders on the Record Date. As a result, the establishment of a Record Date in connection with this Information Statement does not grant or determine, in whole or in part, a right to vote upon or consent to these corporate actions. Instead, the Record Date has been established as a means of identifying stockholders of the Company who are entitled to receive a copy of this Information Statement.

DIRECTORS

The persons elected by the stockholders' consent resolution to be our directors set out in the table below. All of the nominees are currently directors. All of the directors serve until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier death, retirement, resignation or removal. Following the table is a brief description of the business experience of each director during the past five years, and an indication of directorships held by each director in other companies subject to the reporting requirements under the federal securities laws.

Name	Position Held with the Company	Age	Date First Elected or Appointed
James Malish	President, Chairman of the Board and Director	44	January 29, 1999
Ron Jorgensen	Chief Financial Officer, Secretary, Treasurer and Director	34	January 29, 1999
Kyle Werier	Vice President of Corporate Development and Director	34	January 29, 1999
R. Scott Irwin	Director	33	September 8, 1999
Jeffrey Quennell	Director	35	September 8, 1999

The backgrounds and experience of the Company's directors are as follows:

James Malish, President, Chairman of the Board, Director - Mr. Malish has over 14 years of programming experience, most of which has been in the areas of database design and new application development. Mr. Malish began his education in Edmonton as an Applied Researcher in college. After receiving his diploma as an Applied Researcher, he enrolled in a Computer Systems course at The Northern Alberta Institute of Technology. After graduating from NAIT in 1989, Mr. Malish worked for a transportation company for five years as a programmer and network administrator where he developed his programming skills and also gained valuable experience in relational databases.

In 1994, Mr. Malish moved to Vancouver and founded Micro Man Systems, Inc., which specializes in multimedia and text-to-speech applications software programs. In 1996, he accepted a position as the Lead Programmer and PC Specialist for NorthWest Life Assurance Company in Vancouver. His duties at NWL included the design, programming and implementation of a new policy tracking system and network administration.

Ron Jorgensen, CFO, Secretary and Treasurer, Director - Mr. Jorgensen is a Certified Public Accountant, a Chartered Accountant and has obtained a bachelor degree in Business Administration. He has also completed the Canadian Securities Course with an honours standing, as well as various professional development courses related to corporate finance and accounting.

After completing his collegiate study, Mr. Jorgensen worked for four years in public accounting with Price Waterhouse in Vancouver, advising clients in the Independent Business Services Group. He then left public practice to work in the Managed Accounts Department of a National Securities Dealer based in Vancouver. Prior to joining E-Com, he has spent the last four years as a financial consultant, offering services in corporate finance, regulatory guidance, management consulting, accounting and taxation to clients in a variety of industries.

Kyle M. Werier, Vice President of Corporate Development, Director - Mr. Werier was registered as a securities broker and investment advisor in 1989 in Ontario, Canada. Mr. Werier worked with several underwriters before entering the mining sector in the early 1990's. During the next several years, Mr. Werier was associated with a variety of mining companies both as a geo-tech field consultant and later in an investor relations capacity. Mr. Werier was involved in raising equity financing and corporate communications consulting for the later part of the 1990s for public companies listed on the Vancouver Stock Exchange, the Alberta Stock Exchange and NASD OTC-BB quoted companies. Mr. Werier is currently president of Profit Communications, a private capital finance and investor relations firm.

R. Scott Irwin, Director - Mr. Irwin is currently employed by Fairmont Hotels. He is responsible for the technological direction of the corporation in over 35 International Hotels. Locations include properties in North America and Mexico.

Mr. Irwin began his career in the hospitality industry over 15 years ago. Working his way through the hotel ranks, reaching a position as Assistant Controller for a hotel in Vancouver, he then re-focused his career into Information Systems. After graduating from the British Columbia Institute of Technology in 1992 with a diploma in Computer Systems Technology, he worked for a high technology company in the medical industry. His position moved him to St. Louis, Missouri, where he was responsible for the management of a project implementation of an enterprise-wide image management solution at the Barnes Mallinckrodt Institute of Radiology.

He then returned to the hospitality industry, accepting employment with Canadian Pacific Hotels in Vancouver as the Manager of Information Systems for the Hotel Vancouver and Waterfront Centre Hotel. Within a year and a half, he was promoted to Regional Manager of Information Systems, responsible for the management of multiple information systems departments and support for the day-to-day technical operations of the properties located within British Columbia.

Jeff Quennell, Director - Mr. Quennell is employed Motorola in the capacity of Account Executive to a major telecom original equipment manufacturer with responsibilities in Calgary, Alberta and Monterey, Mexico.

Mr. Quennell began his career in the electronics industry in 1987 after completing his Bachelor of Science from DeVry Institute at Phoenix, Arizona. After six years in the role of Sales/Service Manager in Toronto at the largest independent diagnostic imaging company in Canada, he was promoted to open and manage the Calgary sales and service office.

In 1997, Mr. Quennell accepted the position of Account Executive at Motorola's Semiconductor Products Sector. His tactical responsibilities include logistical support to service Nortel Network's production facilities in Calgary and Monterey, Mexico. He also has the strategic responsibility to drive embedded silicon architectures and software solution into Nortel's Enterprise Networks Technology and Engineering - Design community in Calgary.

Meetings of the Board of Directors and Standing Committees

During the fiscal year ended December 31, 2000, the Board of Directors held 4 meetings. All of the directors serving on the Board of Directors at the time of each of those meetings attended the meetings, either in person or by telephone. Most of the Board of Directors' actions are conducted by written consent resolution after the directors have discussed the proposed action.

For the fiscal year ended December 31, 2000, there were no standing committees of the Board of Directors.

COMPENSATION OF DIRECTORS

Director Compensation

We did not pay director's fees or other cash compensation for services rendered as a director in the year ended December 31, 2000.

Our non-executive directors are compensated for their service in their capacity as directors through the granting of options to purchase shares of common stock as awarded by our Board of Directors or a compensation committee which may be established in the future. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. The Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. Other than indicated below, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers have received and may receive additional stock options at the discretion of the Board of Directors and pursuant to the 2000 Stock Incentive Plan. Other than agreements discussed above, we do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options and bonuses may be granted at the discretion of our Board of Directors.

The following stock options were granted during the fiscal year ended December 31, 2000 to our directors as set out below:

OPTIONS GRANTED IN THE CURRENT YEAR
(through December 31, 2000)
Name	Number of Shares of common stock Underlying Options Granted in 2000	% of Total Options Granted to Employees in 2000(1)	Exercise or Base Price ($/Share)	Market Price on Date of Grant	Expiration Date
Darcy J. Malish, President and Director	50,000(2)	19.2%	$0.10	$0.10	December 11, 2005
Kyle Werier, Vice President and Director	50,000(2)	19.2%	$0.10	$0.10	December 11, 2005
Ron Jorgensen, Chief Financial Officer and Director	50,000(2)	19.2%	$0.10	$0.10	December 11, 2005
R. Scott Irwin Director	15,000	5.8%	$0.10	$0.10	December 11, 2005
Jeffrey Quennell Director	15,000	5.8%	$0.10	$0.10	December 11, 2005

(1) The total number of options to purchase shares of our common stock granted to employees, directors, officers and consultants to December 31, 2000 was 320,000 options.

(2) Executive officers granted 50,000 options in consideration for services as an executive officer and director.

EXECUTIVE COMPENSATION

Remuneration of Directors and Executive Officers

The following table sets forth the compensation paid to the Chief Executive Officer and other Executive Officers and key persons earning over $100,000 in total annual salary and bonus, for all services rendered in all capacities to E-Com, for the fiscal year ended December 31 2000:

Summary Compensation Table

Long Term Compensation

Annual Compensation Awards Payouts

Other Restricted Securities

Name & Annual Stock Underlying LTIP All Other

Principal Salary Bonus Compensation Award Options/SAR Payouts Compensation

Position Year ($) ($) ($) ($) (#) ($) ($)

Darcy James Malish 1999 2,041* -- -- -- 0 -- --

President, CEO 2000 30,299* -- -- -- 50,000 -- --

*Fees have been paid/accrued to Micro Man Systems Ltd. a private corporation owned by Darcy James Malish.

Option Grants in Last Fiscal Year

The following table sets forth each stock option grant made during fiscal 2000 to the Executive Officers named in the Summary Compensation Table above:

Options / SAR Grants in the Last Fiscal Year

Individual Grants

Number of Securities # of Total Options/SARs Exercise or

Underlying Options/ Granted to Employees in Base Price Expiration

Name SARs Granted (#) Fiscal Year ($/Sh) Date

Darcy 50,000 19.2% $0.10 December 11, 2005

J. Malish

President, CEO

Stock Option / Incentive Plan

On December 11, 2000, the Board of Directors approved the 2000 Stock Incentive Plan for the benefit of our officers, directors, employees and service providers. Under the plan the board of directors may grant stock options and issues stock incentives as compensation for services of common shares up to a maximum quantity, in aggregate of 1,250,000 common shares. These shares may be registered under our S-8 registration statement filed on January 19, 2001. Additionally, the exercise price of the stock options will be determined by the board of directors at the time the stock options are granted. To date, no stock incentives have been issued under this plan and 320,000 stock options to purchase common stock have been granted to officers, directors, employees and service providers.

All stock options granted to date vest according to the following schedule:

March 31, 2001 25%

September 30, 2001 25%

March 31, 2002 25%

September 30, 2002 25%

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Values

The following table sets forth, for the Chief Executive Officer named in the Summary Compensation Table above, stock options exercised during fiscal 2000 and the fiscal year-end value of unexercised options:

Aggregated Options/SAR Exercises in Last Fiscal Year & FY-End Options/SAR Values

Number of Securities Underlying Value of Unexercised

Shares Value Unexercised Options/SARs at In-the-money Options/

Acquired on Realized FY-End (#) SARs at FY-End ($)

Name Exercise (#) ($) Exercisable/Unexercisable Exercisable/Unexercisable

Darcy -- -- 12,500/37,500 $0/$0

J. Malish

President, CEO

Compensation of Directors

Non-executive directors are compensated through participation in the stock option and stock incentive plan described below and do not currently receive any cash compensation for services in their capacity as directors. On December 11, 2000 each of the two outside directors were granted 15,000 options to purchase common shares at $0.10 per share exercisable up to December 11, 2005.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

We do not currently have written employment agreements or termination or change in control arrangements with our executive officers. Our officers provide us with professional and management services and receive monthly fees of up to $5,333 to each of the three officers which are paid to private corporations owned by each officer respectively.

Market for the Company's Stock and Related Stockholder Matters

As of December 15, 2000 our common shares have been quoted on the National Association of Securities Dealers over-the-counter Bulletin Board electronic quotation service (OTC-BB) under the symbol ECTC. For the period December 15 to December 31, 2000 there was one market maker for our common shares and the high and low bid prices on the OTC-BB were $0.05 and $0.25 respectively. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. As of December 31, 2000 there were approximately 103 holders of record of our common shares. During the year no dividends were declared or paid and it unlikely that we will declare dividends in the foreseeable future.

Principal Shareholders and Security Ownership of Management

Beneficial Ownership

As used in this section, the term "beneficial ownership" with respect to a security is defined by Regulation 228.403 under the Securities Exchange Act of 1934, as amended, as consisting of: (1) any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares voting power (which includes the power to vote, or to direct the voting of such security) or investment power (which includes the power to dispose, or to direct the disposition of, such security); and (2) any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of beneficial ownership of a security or preventing the vesting of such beneficial ownership.

Each person has sole voting and investment power with respect to the shares of our common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the common stock, except as otherwise indicated. As of the Record Date, we had a total of 12,665,157 shares of our common stock ($0.001 par value per common stock) issued and outstanding.

The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be a beneficial owner of more than 5% of our common stock, and by each of our directors and executive officers.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Class(1)
James Malish #388 - 1281 West Georgia Street Vancouver, B.C., Canada V6E 3J7	2,500,000	19.64%
Ron Jorgensen #388 - 1281 West Georgia Street Vancouver, B.C., Canada V6E 3J7	2,500,000	19.64%
Kyle Werier #388 - 1281 West Georgia Street Vancouver, B.C., Canada V6E 3J7	2,500,000	19.64%
Directors and Officers as a Group	7,500,000	58.91%

  Based on 12,665,157 shares of common stock issued and outstanding as of May 15, 2001 [and assuming all stock options are exercised.] Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such option or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. With respect to 5% shareholders, the information for the above table was derived from a registered shareholders list as provided by the transfer agent on April 30, 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as otherwise indicated below, we have not been a party to any transaction, proposed transaction, or series of transactions during the year ended December 31, 2000 in which the amount involved exceeds $60,000, and in which, to its knowledge, any of our directors, officers, 5% beneficial security holder, or any member of the immediate family of such persons has had or will have a direct or indirect material interest.

E-Com Consultants (Canada) Corp.

Our Canadian operations are conducted through a wholly owned subsidiary, E-Com Consultants (Canada) Corp., incorporated in British Columbia, Canada.

Compliance with Section 16(a) of the Securities Act

Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of the Company's Common Shares to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of Common Shares and other equity securities of the Company, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) reports they file.

To the best of our knowledge, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner, with the exception of the following:
Name	Number of Late Reports	Number of Transactions not Reported on a Timely Basis	Failure to File
Darcy J. Malish	3(1)	2(1)	Nil
Ron Jorgensen	3(1)	2(1)	Nil
Kyle Werier	3(1)	2(1)	Nil
R. Scott Irwin	3(1)	1(1)	Nil
Jeffery Quennell	3(1)	1(1)	Nil

(1) The named officer, director or greater than 10% shareholder, as applicable, filed a late Form 3 - Initial Statement of Beneficial Ownership when the Company's Form 10-SB became effective, a late Form 4 - Statement of Changes in Beneficial Ownership with respect to the granting of stock options and a late Form 5 - Annual Statement of Beneficial Ownership of Securities.

APPOINTMENT AND CHANGE OF AUDITORS

In November 23, 2000, we dismissed G. Brad Beckstead, CPA as the Company's auditor. On December 1, 2000 we appointed KPMG LLP as its new auditor.

Since incorporation, there were no disagreements with G. Brad Beckstead, CPA, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure. The report on the financial statements prepared by G. Brad Beckstead, CPA, for the last fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

Financial and Other Information

Attention is directed to the financial statements contained in the Company's Annual Report for the year ended December 31, 2000. A copy of the Annual Report has been sent, or is concurrently being sent, to all stockholders of record as of May 15, 2001.

AVAILABILITY OF FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000 and filed with the Securities and Exchange Commission, including the financial statements and the financial schedules, but without exhibits, will be provided without charge to any stockholder or beneficial owner of the Company's common shares upon written request to the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned hereunto authorized.

By Order of the Board of Directors

/s/ James Malish

James Malish

President and CEO

May 23, 2001